UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

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COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

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Nevada	001-32491	11-2238111
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

4401 First Avenue, Brooklyn, New York 11232-0005

(Address of Principal Executive Office) (Zip Code)

(718) 832-0800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 16, 2008, Coffee Holding Co., Inc. (the “Company”) entered into a letter agreement with Merrill Lynch Commercial Finance Corp. (“MLCFC”), amending the Company’s financing agreement (the “Letter Agreement”).  The Letter Agreement amended the measurement periods for the Fixed Charge Coverage Ratio and the Total Debt to EBITDA Ratio covenants contained in the financing agreement.  The Fixed Charge Coverage Ratio covenant will be measured on a three-month basis for the three months ended July 31, 2008, on a six-month basis for the six months ended October 31, 2008, on a nine-month basis for the nine months ended January 31, 2009 and on a twelve-month basis for the twelve months ended April 30, 2009.  Thereafter, the covenants will revert to being measured on a trailing twelve-month basis for each quarterly period.  The Total Debt to EBITDA Ratio covenant will be measured on an annualized basis each quarter until the twelve months ended April 30, 2009.

The Letter Agreement is filed herewith as Exhibit 10.20.

Item 9.01

Financial Statements and Exhibits.

(d)

The following exhibit is furnished with this report:

Exhibit No.

Description

10.20

Letter Agreement by and between Merrill Lynch Commercial

Finance Corp. and Coffee Holding Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COFFEE HOLDING CO., INC.

By:	/s/ Andrew Gordon
Andrew Gordon President and Chief Executive Officer

June 20, 2008